Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.15


                       STRATEGIC CO-MARKETING AGREEMENT


     THIS AGREEMENT ("Agreement") is made effective as of this 16/th/. day of March 2000 ("Effective Date") by and between Autoweb.com, Inc. ("Autoweb") a Delaware corporation having its principal place of business at 3270 Jay Street, Santa Clara, CA 95054, and CarsDirect.com, Inc., a Delaware corporation having its principal place of business at 10567 Jefferson Boulevard, Culver City, CA, 90232 ("CarsDirect"). Autoweb and CarsDirect may be referred to individually as a "Party" and collectively as the "Parties." Capitalized terms used but not defined in the body of this Agreement are as defined on Exhibit B hereto.

                                   RECITALS

     WHEREAS, Autoweb is a consumer automotive Internet service;

     WHEREAS, CarsDirect is a consumer automotive Internet service;

     WHEREAS, the Parties desire to create a long-term commercial and strategic relationship which leverages Autoweb's ability to generate a significant number of "buy" oriented consumers and CarsDirect's ability to offer consumers a valuable online automotive e-commerce transaction experience;

     NOW, THEREFORE, in reliance upon the foregoing facts, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual agreements hereinafter set forth, the Parties agree as follows:


                                   AGREEMENT

1.   EXCLUSIVITY AND NONCOMPETITION

     1.1. For a period of *** immediately following the Effective Date (the "Twelve-Month Period"), CarsDirect will not consummate a CarsDirect Prohibited Transaction. Notwithstanding the foregoing, during the period commencing on the *** of the Effective Date through the *** of the Effective Date (the "Level 2 Exclusivity Period"), CarsDirect shall be permitted to enter any type of promotion, linking, strategic, co-marketing or website-framing relationship with Excluded Party. In the event that CarsDirect consummates such a transaction with Excluded Party at any time during the Level 2 Exclusivity Period, both Parties' *** contained in this Section 1 shall be of no force or effect (however, all other terms and requirements of this Agreement shall remain in full force and effect). Notwithstanding the immediately foregoing sentence, CarsDirect may enter into a content or technology relationship, whether through a joint venture, marketing venture or otherwise, with Excluded Party at any time during the Term provided that such relationships do not promote or reference the Direct Transaction


                                 CONFIDENTIAL

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


               Business Model of CarsDirect or its wholly owned subsidiaries on or through the Excluded Party website.

               For the period from the expiration of the ***, CarsDirect shall be permitted to consummate a CarsDirect Prohibited Transaction with any Person, except for Persons designated on Exhibit G attached hereto, as may be modified by Autoweb as provided below (collectively, the "Restricted Referral Businesses"). In the event that a Restricted Referral Business enters into a definitive agreement with respect to a Change of Control, such Person shall no longer be deemed a Restricted Referral Business and Autoweb may add a Replacement.

               At the beginning of each six-month period beginning at the end of the Twelve-Month Period and subject to CarsDirect's approval, which shall not be unreasonably withheld, Autoweb shall have the right to replace no more than two (2) Persons from the list of Restricted Referral Businesses with alternative Persons (each a "Replacement") subject to the following conditions:

                    1. Once Autoweb replaces a Restricted Referral Business, Autoweb shall not be permitted to designate such Person as a Restricted Referral Business at a later time.

                    2. Autoweb may not designate a Person as a Restricted Referral Business if as of the beginning of the given six-month period CarsDirect (i) is engaged in active discussions with such Person in connection with a pending transaction or (ii) has a contractual relationship with such Person.

                    3. Any Restricted Referral Business must be a Referral Business.

                    4. Any Replacement shall be subject to CarsDirect's prior approval which shall not be unreasonably withheld.


          1.2 During the Term, the Direct Transaction Business Model available on the CarsDirect Site shall be the exclusive Direct Transaction Business Model available on or promoted or referenced through the Autoweb Site and Autoweb's wholly owned subsidiaries' sites.

          1.3 Exceptions for Certain Business Models and Persons. Notwithstanding anything to the contrary contained in this
               Agreement:

               (i) Either or both Parties may offer their respective Visitors Automobile auctions, reverse auctions, classified listings or other purchase methods other than the Direct Transaction Business Model;
               (ii) Either or both Parties may maintain a database of dealer inventory for the purpose of facilitating purchase methods other than the Direct Transaction Business Model;
               (iii) CarsDirect may offer a "build-to-order" business method to any Automobile manufacturer;
               (iv) In addition to its referral of Visitors residing in Dark States to Autoweb under Paragraph 4 below (i.e., a Referral Business Model transaction), CarsDirect Site

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


                     may offer to any of the ten (10) largest dealer groups nationally a modified form of the Direct Transaction Business Model (i.e. a Referral Business Model with a credit card) so long as CarsDirect's business model is offered only to such dealers located in Dark States.
               (v) Autoweb or CarsDirect may enter into merger, consolidation, or other acquisition transactions of all, or substantially all asset-purchase or stock-purchase with Persons providing either the Direct Transaction Business Model or the Referral Business Model.

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


2.   REFERRAL OF CONSUMERS TO CARSDIRECT

     2.1  Referrals.  Each quarter during the Term, Autoweb shall deliver to
          ---------
          CarsDirect no more than the D1 Lead Maximum and no less than the D2 Lead Minimum. Attached hereto as Exhibit A/Part II is a schedule of CarsDirect's geographic Lead referral parameters and as Exhibit A/Part III is a schedule of CarsDirect's make and model Lead referral parameters (collectively "Lead Criteria"). Leads that do not satisfy the Lead Criteria or those Leads that are inaccurate (e.g. omissions, misstatements, false information, duplicates within a twenty-four hour period, etc.) that materially reduces CarsDirect's ability to convert the D1 Leads) shall be referred to as "Undesirable Leads." The Parties may update such Undesirable Leads as described in section 10, Quarterly Review. CarsDirect will only pay for Leads as consistent with Lead Criteria. The Parties will work together to reduce Undesirable Leads. If such Undesirable Leads equal or exceed *** of D1 Leads or more for a given quarter, Autoweb will make good within the next two (2) subsequent quarters by delivering to CarsDirect a number of D1 Leads that satisfy the Lead Criteria in an amount equal to the number of Undesirable Leads Delivered in the quarter(s) in question.

     2.2. Referral Fees. CarsDirect will pay to Autoweb, prior to the start of
          -------------
          each quarter, Lead Fees based on Exhibit A/Part I. This payment will be net of any adjustments (including decreasing of payments for under-delivery of D1 Leads and increasing of payments for over-delivery of D2 Leads and decreased D1 Lead Fees pursuant to section 10.4, if any) for previous periods. Separately, during the second month of each quarter, CarsDirect will pay to Autoweb any amounts by which the Automobile Purchase Marketing Fees for the previous quarter are greater than the preceding quarter's Lead Fees.

     2.3. Fee Adjustments. D1 Lead Fees shall be reduced in a proportionate
          ---------------
          amount each month, if necessary, based upon the amount by which the D2 Lead Minimum exceeds the D2 Leads generated in a given month. Subject to section 10.4, the minimum D1 Lead Fee shall be *** per D1.

     2.4. Lead Initiation. CarsDirect will start receiving Leads on March 27,
          ---------------
          2000, and will receive up to the D1 Lead Maximum. By March 17, 2000, Autoweb will provide CarsDirect with a mutually agreed to Delivery Plan (to be updated as described in Quarterly Review, which will include make and model restrictions supplied by CarsDirect) according to Lead Criteria (defined as the initial rollout plan and ongoing State level delivery schedule for D1 and D2 Leads).

     2.5. Conversion Adjustment.  The Parties expect that the Direct Flow (as
          ---------------------
          described in Exhibit D hereto and incorporated herein) will change over the Term of this Agreement. The Parties agree that there will be an introductory period for Direct Flow changes (including the introduction of new products) during which time Autoweb will evaluate the effect on D2 Leads. To the extent that such changes (e.g., moving "Payment Options" toward the beginning, adding parts sales, etc.) materially reduces conversion to D2 Leads (e.g., adds profit margin which Autoweb does not participate in and reduces conversion), the Parties will work together in good faith to optimize D2 Lead conversions.

3.   PHASE IN OF REFERRAL PROGRAM AND ACCESS TO CONFIGURATOR AND SITE CONTENTS

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


     The Parties agree to implement a program to generate D1 Leads and D2 Leads in phases as follows:

     3.1  Level One Referral.
          ------------------

          . As shown in Exhibit A and subject to Quarterly Reviews, CarsDirect agrees to accept D1 Leads in accordance with the agreed upon quantities set forth in Exhibit A/Part I. Parties will develop and implement in accordance with mutually agreed upon specifications, the data exchange format for passing such D1 Leads from Autoweb to CarsDirect during Phase One, and the Parties will mutually agree upon other executional elements; provided, however, (i) CarsDirect shall control the text and user interface elements and (ii) the Parties shall mutually agree as to the branding of the Auto Response Email messages to such consumers.

     3.2  Level Two; Commencement of D2 Lead Delivery.
          --------------------------------------------

          . Phase One: Beginning upon the date of the Launch of the Co-Branded Site and ending upon the commencement of Level Two, Phase Two, consumers who on the Autoweb Site select the Direct Transaction Business Model will be re-directed to the Co-Branded Site, at which time they will have the opportunity to configure, receive pricing information about, and submit a CarsDirect Purchase Request. The Parties shall develop the necessary technical interfaces and other requirements necessary for the CarsDirect Site to accept such consumers after they have selected vehicle make, model, and trim using the current Autoweb Configurator.

          . Phase Two: Autoweb shall develop, with the cooperation of CarsDirect, software and systems that: (i) employ the Autoweb Configurator to permit Visitors to the Autoweb Site who select the Direct Transaction Business Model to configure and receive pricing information about an Automobile in substantially the same manner and format with respect to Automobile preference and consumer information as does CarsDirect. Autoweb shall have integrated all CarsDirect pricing, financing, insurance, warranty, roadside assistance and configuration constraints to CarsDirect's reasonable approval, such approval not to be unreasonably withheld or delayed. Autoweb's developed software and systems shall be integrated in a manner which complies with all Autoweb contractual obligations existing as of the Effective Date copies of which have been provided to CarsDirect. The functionality described in the preceding two sentences shall be referred to as the "CarsDirect Functionality"; (ii) fully employ the Autoweb Configurator and the CarsDirect application program interface (including syntax and semantics) to communicate with and deliver full CarsDirect Functionality to the CarsDirect computer systems (including but not limited to CarsDirect's lead application system, pricing and accounting systems and Automobile sourcing and locating systems) in a manner fully compatible with the CarsDirect Configurator. Upon agreement of the Parties, operation of the Co-Branded Site and redirection of Visitors to the Autoweb Site to such site shall cease.

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


          .    Interim Solutions. To the extent that the full integration
               -----------------
               described above is delayed, the Parties will work together to develop interim alternative integration solutions (e.g., passing make, model. Year and trim detail).

          . To the extent that CarsDirect develops alternative integration facilities made available to third parties, such alternative integration facilities will also be made available to Autoweb.

                                 CONFIDENTIAL

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


4.   REFERRAL TO AUTOWEB OF PURCHASE REQUEST TRAFFIC

     In connection with the Tracked Links that CarsDirect will establish on the CarsDirect Site and the Autos Site, Autoweb will pay CarsDirect a fee for each qualified Autoweb Purchase Request that is submitted to the Autoweb Site through Tracked Links. Such fee shall be equal to *** of Autoweb's average net revenue from such Autoweb Purchase Request, net revenue defined as gross revenue less any reserve for loss contingencies. Autoweb shall pay to CarsDirect such fee on a monthly basis no later than forty-five (45) days from the end of the month.

5.   FRAMED AND CO-BRANDED SERVICES

     5.1  Autoweb Site; Promotion of CarsDirect and Branding.  For the Term of
          --------------------------------------------------
          this Agreement, Autoweb will prominently promote its Direct Transaction Business Model throughout the Autoweb Site. Each promotion shall be at least as prominent as any other transaction business model on the Autoweb Site. When a Visitor to the Autoweb Site chooses the Direct Transaction Business Model, Autoweb will control the relative prominence of all branding on pages up to and including the Autoweb Jump Pages. The Parties agree to joint control of the user interface and text and graphic content on the Autoweb Jump Pages, excluding the aforementioned branding elements. The Co-Branded Site will have a permanent "Back to Autoweb" link. CarsDirect will have design approval rights for all uses of its trademarks and branding. Notwithstanding the foregoing, the branding scheme with respect to the promotion and the process of the Direct Transaction shall position CarsDirect as the principal in the transaction.

     5.2  CarsDirect Site and Autos Site; Branding.  For the Term of this
          ----------------------------------------
          Agreement, CarsDirect will provide links to the Autoweb Site on such pages within the CarsDirect Site and the Autos Site, with the location of such links to be agreed by the Parties. The Parties agree that the CarsDirect Jump Pages will be co-branded with each brand receiving equal prominence. When a CarsDirect or Autos.com Visitor chooses the Autoweb Referral Business Model, CarsDirect will control the relative prominence of all branding including the CarsDirect Jump Pages. The Autoweb Site will have a permanent "Back to Autos.com" link. The Parties agree to joint control of the user interface on the CarsDirect Jump Pages, excluding the aforementioned branding elements. Except as otherwise provided for herein, each party retains the right to control its user interface on its respective site(s).

     5.3  Design Guidelines.  When CarsDirect hosts pages, it will design the
          -----------------
          co-branded area of each page based on Autoweb design guideline templates and co-branding requirements as may be updated from time to time. Autoweb shall have the right to change or modify its design guideline templates and co-branding requirements over the term. Mutually agreed upon consumer communications from CarsDirect will be co-branded with Autoweb and CarsDirect.

     5.4  CarsDirect Site; Promotion of Autoweb.  Autoweb will be prominently
          -------------------------------------
          promoted (including a permanent placement) as the *** new Referral Business Model and the *** used Referral Business Model on the Autos Site. Autoweb will have permanently placed links on the Autos Site located at a minimum on its New and Used category pages. Autoweb's used Automobile and trade-in services shall be offered on the CarsDirect Site and the Autos Site as an option available to new Automobile Purchasers.

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


     5.5 Further, in the event that in the reasonable opinion of CarsDirect counsel CarsDirect should not provide its new Automobile purchasing services to CarsDirect Visitors in certain States ("Regulatory Adjustment; thus rendering such States as Dark States), Autoweb will be positioned as the exclusive new Automobile Referral Business Model on the CarsDirect Site to such CarsDirect Visitors, except where OEM and Dealer Group programs are allowed as stated in section 1.3/parts
          (iii) and (iv). In the event that CarsDirect places links on the CarsDirect Site that navigate Visitors to the CarsDirect Site to unrelated online entities that enable the purchase of a new Automobile, CarsDirect shall offer Autoweb link placement substantially similar to such links. Further, the Parties will work in good faith to identify possible link placements on each other's sites.

6.   GRANT OF CARSDIRECT COMMON STOCK TO AUTOWEB

     As further consideration for Autoweb entering into the Agreement and the exclusivities granted herein, CarsDirect agrees to issue and deliver to Autoweb 576,701 shares of CarsDirect Stock valued at $10,000,000 (such shares may consist of common stock, preferred stock or a combination thereof at the sole discretion of CarsDirect) to Autoweb (the "CarsDirect Shares"). Autoweb agrees to enter into an investment agreement (including a standard 180 day lockup) with CarsDirect with respect to the issuance of
     the CarsDirect Shares within twenty-one   business days following the
     Effective Date and shall deliver the Shares to Autoweb within twenty (20) days following the execution of such investment agreement.

7.   PURCHASE OF AUTOWEB COMMON STOCK BY CARSDIRECT

     Within five (5) business days following the Effective Date CarsDirect agrees to purchase 750,000 shares of Autoweb Common Stock (the "Autoweb Shares") for a per share purchase price equal to the average of the closing price for the thirty (30) trading days prior to the Effective Date, or $7.93 per share, multiplied by 1.35 (for a per share price of $10.616). CarsDirect agrees to enter into an investment agreement with Autoweb with respect to the purchase and sale of the Autoweb Shares within twenty-one
     (21) business days following the Effective Date.

8.   RECORDING OF TRAFFIC

     To the extent feasible, CarsDirect will authorize both Media Metrix and Nielsen/NetRatings to record all page views from the Co-branded Site as Autoweb.com traffic. CarsDirect shall count all unique Visitors to the Co-branded Site as CarsDirect unique Visitors. Should alternative reporting means become available which allow for Autoweb and CarsDirect each to be credited with traffic (page views and unique Visitors), the Parties shall agree to comply with such reporting means.

9.   REPORTING

     CarsDirect Reporting Responsibilities.  CarsDirect shall implement sales
     -------------------------------------
     management software with which to track Automobile Purchases sufficiently soon after the Effective Date to timely and accurately compute the basis of its payment obligations to Autoweb.

     As soon as reasonably feasible, CarsDirect shall provide Autoweb with daily reports regarding the number of Leads received by CarsDirect. Further, CarsDirect shall provide Autoweb with weekly and quarterly reports as per Exhibit C hereto. If CarsDirect's records show activity from the Direct Transaction Placement or the Auto Response Email that CarsDirect determines is

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


     inconsistent with valid information requests, or is otherwise unusual, then CarsDirect will pay the minimum amount that is calculated as due pending an investigation of that activity by the Parties and resolution of the Dispute (if any). CarsDirect will notify Autoweb reasonably promptly in this event.

     Autoweb Review Rights. Subject to the confidentiality obligations herein,
     ---------------------
     Autoweb has the right, at its expense to have reviewed CarsDirect's directly relevant books and records for the purpose of verifying the number of Automobile Purchases. Such review will be made not more than twice per year, on not less than fifteen (15) business days written notice, during regular business hours, by a nationally recognized accounting firm which is reasonably acceptable to CarsDirect. CarsDirect will provide reasonable accommodation thereof. In no event shall Autoweb review the same time period (or any portion thereof) more than once. If such review reflects Automobile Purchasers greater than those reported by CarsDirect, CarsDirect will provide Autoweb with prompt payment for the deficiency. If such review indicates underpayments of greater than 10% but not less than $10,000 from the figures provided by CarsDirect, CarsDirect will also pay all reasonable costs of such review.

     Autoweb Reporting Responsibilities.  Autoweb shall implement lead
     ----------------------------------
     management software with which to track Leads delivered to CarsDirect. As soon as reasonably feasible, Autoweb shall provide CarsDirect with daily reports regarding the number of Leads delivered to CarsDirect.

     CarsDirect Review Rights. Subject to the confidentiality obligations
     ------------------------
     herein, CarsDirect will have the right, at its expense to have reviewed Autoweb's directly relevant books and records for the purpose of verifying the number of Leads delivered to CarsDirect. Such review will be made not more than twice per year, on not less than fifteen (15) business days written notice, during regular business hours, by a nationally recognized accounting firm which is reasonably acceptable to Autoweb. Autoweb will provide reasonable accommodation thereof. In no event shall CarsDirect review the same time period (or any portion thereof) more than once. If such review reflects Leads delivered to CarsDirect less than those reported by Autoweb, Autoweb will provide CarsDirect with prompt payment for the deficiency. If such review indicates a discrepancy of greater than 10% from the figures provided by Autoweb, Autoweb will also pay all reasonable costs of such review.

10.  QUARTERLY REVIEW

     10.1 Prior to the end of every calendar quarter, a representative of each of Autoweb and CarsDirect will meet to determine any adjustments to D1 Leads and D2 Leads for the following quarter. At such quarterly review meeting, CarsDirect may request an increase in the D1 Leads Maximum. If Autoweb agrees to provide such additional D1 Leads, then all incrementalD1 Leads provided in excess of the D1 Lead Maximums in Exhibit A/Part I for such quarter will be *** per D1 Lead, regardless of the number of D2 Leads provided during the same period.

     10.2 CarsDirect will notify Autoweb of Regulatory Adjustments as soon as reasonably practicable after CarsDirect becomes aware of a likely Regulatory Adjustment. Upon such notice and the request of CarsDirect, Autoweb will stop delivering Leads from such new Dark States and the Parties shall collaborate to reallocate the Leads. There shall be no Fee Adjustments (defined in section 2.3) due to Regulatory Adjustments. Any Regulatory Adjustments will proportionately affect D1 Lead Maximums.

                                 CONFIDENTIAL

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

AUTOWEB AND CARSDIRECT STRATEGIC AGREEMENT


     10.3 CarsDirect agrees and acknowledges that there may be a pool of Visitors to the Autoweb Site who have filled out Autoweb Purchase Requests that will not be sold to CarsDirect ("Potential D1 Leads") and that the number of such Potential D1 Leads will increase and decrease, based on adjustments authorized herein. CarsDirect agrees and acknowledges that, subject to Autoweb's obligations to CarsDirect hereunder with respect to D1 Leads, Autoweb has the right to sell such Potential D1 Leads to any third party.

     10.4 The Parties will work together, as appropriate, to adjust D1 Leads to improve CarsDirect revenues related to Automobile Purchases. The Parties shall work together to ensure that the conversion rate from D1 Leads to Automobile Purchase shall be at least ***. In the event that such rate is below *** for the quarter under review ("Under-delivered Quarter"), principally in the subsequent quarter the Parties will either increase Leads (without cost to CarsDirect), decrease the D1 Lead Fees, or provide other mutually agreed to modifications ("Make Goods") that ensure the target acquisition cost per Automobile is less than or equal to *** for the Under-delivered Quarter. The calculation of acquistion cost for the quarter under review shall exclude Make Goods.

     10.5 Autoweb will reflect all agreed upon adjustments to an updated Delivery Plan (as defined in 2.4).

11.  AUTOWEB LICENSING TO AUTOS.COM

     11.1 Within 90 days from the Effective Date, Autoweb and CarsDirect will identify and document services and content licenses that Autoweb will provide with respect to the Autos Site, and negotiate in good faith the terms of a definitive agreement for the implementation of such services and the licensing of such content. In the event that the Parties mutually execute a definitive agreement with respect to the above-referenced relationship, Autoweb will, among other things, serve as a premiere infrastructure partner for Autos.com, assisting in the development of user interface, the development of new content and tools, and the integration of commerce and content partners into the Autos.com web site. Such services work will be performed on a time and materials basis with an agreed upon mark-up for general overhead and operating expenses.

     11.2 Subject to inventory supplied by CarsDirect, CarsDirect hereby authorizes Autoweb to (i) include the Autos Site in Autoweb's auto industry advertising rate card; and (ii) sell Autos.com advertising and sponsorship inventory. The Parties will share equally in the gross revenue from such Autos.com inventory that Autoweb sells.

12.  CARSDIRECT LICENSE TO AUTOWEB; CONFIGURATION AND PRICING TOOLS

     Pursuant to the terms and conditions of a content license agreement to be entered into by the Parties, CarsDirect shall license to Autoweb, on a royalty-free basis, effective upon Autoweb's preparations for development of Level Two, Phase Two and continuing through the Term, the data, tools, and software necessary solely for use in connection with consumers choosing a DirectTransaction to enter into a Direct Transaction. If the Parties shall hereafter agree to adopt a configuration tool on the Autoweb Site that includes elements of the CarsDirect Configurator, CarsDirect shall license such technology and tools to Autoweb on a royalty-free basis and pursuant to terms and conditions of a content license agreement to be entered into by the Parties. The term of such license shall be coterminous with this Agreement. The Parties agree that such

                                 CONFIDENTIAL
     technology and tools shall have the functionality to facilitate a Direct Transaction as contemplated in this Agreement.

13.  COOPERATIVE DEALER AND OEM NETWORKS

     Subject to contractual limitations between CarsDirect and Automobile dealers and Automobile dealer groups and consolidators, Autoweb shall have the right to offer to its current and future franchised Automobile dealers participating in the Autoweb network the opportunity to participate in the Direct Transaction program contemplated herein and as further described in Exhibit F hereto, provided each such Dealer executes a CarsDirect Dealer Agreement with CarsDirect and continues to meet the standards for such inclusion, as may be amended from time to time. Such standards may include but not be limited to (i) maintaining a dedicated Internet department, (ii) meeting certain inventory and geographic criteria and (iii) meeting minimum CSI standards. CarsDirect shall have the right to offer to its current and future Dealers the opportunity to participate in the Autoweb Dealer Referral program contemplated herein, provided such inclusion meets mutually determined standards for such inclusion.

14.  COMMERCE PARTNERS AND PRODUCTS

     Autoweb reserves the right to enter into commercial relationships with commerce partners, including but not limited to those providing finance, insurance, roadside assistance, warranty products, and certain forms of purchasing Automobiles, provided such agreements are consistent with the terms and conditions of this Agreement and the exclusivities provided herein. CarsDirect will retain the right to offer to Leads financing, insurance, warranty, roadside assistance and other products. The Parties will negotiate regarding a possible commercial relationship in the future whereby CarsDirect products are promoted on the Autoweb Site and Autoweb products are offered on the CarsDirect Site. Neither Party shall be obligated to enter into such a relationship.

15.  ADVERTISING

     Autoweb shall have the right to sell and serve all advertising, revenue generating, and promotional positions (including sponsorships) on pages of the Autoweb Site. CarsDirect shall have the right to sell and serve all advertising, revenue generating, and promotional positions (including sponsorships) on pages of the Co-Branded Site and the CarsDirect Site, if any. Neither Party shall display or exhibit on any page of the Co-Branded Site or any Autoweb Jump Page any graphic or textual link, advertisements or other promotions that in any manner or fashion reference, promote or feature, or provide any link to a site identified with or controlled by any CarsDirect Competitor or Autoweb Competitor or other Internet Automobile buying service. Further, at such point that an Autoweb Site Visitor who has chosen a Direct Transaction begins to submit her contact information, Autoweb agrees not to serve advertisements with respect to products or services which are competitive to those offered by CarsDirect.

16.  AUTOWEB CONSUMER BENEFITS

     Subject to applicable laws, Autoweb, at its expense, may offer automotive specials and promotional offers for Visitors to the Autoweb Site. Subject to applicable laws, CarsDirect will use commercially reasonable efforts to integrate such specials or promotional offers in the Autoweb Direct offering where appropriate where such specials or offers do not conflict with CarsDirect's product and service offerings. CarsDirect will not disadvantage Visitors to the

                                 CONFIDENTIAL

     Autoweb Sitewho choose a Direct Transaction as it pertains to specials, offers, incentives, and promotions that are generally available on the CarsDirect Site. CarsDirect will collaborate with Autoweb to create and implement special offers to Visitors to the Autoweb Site that choose to effect a Direct Transaction.

17.  TERM AND TERMINATION

     17.1 Term - This Agreement shall commence on the Effective Date and shall
          ----
          remain in effect for *** from the Effective Date (the "Initial Term") unless terminated sooner as provided below. The Parties may elect to renew the Agreement for an additional *** on mutually agreeable terms (the "Renewal Term"). The Initial Term and the Renewal Term, if any, shall be referred to collectively herein as the "Term".

     17.2 Termination for Breach - Notwithstanding anything to the contrary
          ----------------------
          stated herein, either of CarsDirect and Autoweb shall have the right to terminate this Agreement for material breach by the other Party. A material breach of Autoweb includes but is not limited to, the failure by Autoweb to achieve either (i) *** or more of the D2 Lead Minimum in two consecutive quarters or (ii) *** or more of the D2 Lead Minimum in any given quarter. Each Party has the right to terminate at any time for material breach of the other Party after thirty days from the effective date of written notice specifying the alleged breach, provided that the breaching Party fails to remedy said breach to the non-breaching Party's reasonable satisfaction within thirty (30) days of its receipt of said notice of breach. A material breach of CarsDirect includes but is not limited to CarsDirect's designation of Dark States such that over two consecutive quarters CarsDirect declines to accept *** or more of Autoweb's Total Lead Allocation. The Total Lead Allocation shall be defined as the collection of state allocations associated with Purchase Requests submitted to Autoweb during the quarter prior to said two consecutive quarters. A material breach of either party includes but is not limited a breach of the Exclusivity and Noncompetiton provisions of section 1 of this Agreement.

     17.3 Termination on Business Discontinuation or Bankruptcy. Either Party
          -----------------------------------------------------
          shall have the right to terminate this Agreement immediately upon notice to the other Party if at any time the other Party discontinues business or is adjudicated as bankrupt, files a voluntary, or is the subject of an involuntary petition in bankruptcy or reorganization.

     17.4 Effect of Termination - In the event of expiration or termination of
          ---------------------
          this Agreement, each Party shall use its best efforts to return any property provided by the other Party for the purposes of this Agreement, and particularly Confidential Information (as defined below), to the other Party. All amounts owing under this Agreement for services rendered prior to termination shall become immediately due
          --------
          and payable. Upon termination, all rights of CarsDirect to use Autoweb's trademarks shall immediately cease and all rights of Autoweb to use CarsDirect's trademarks licensed content or technology shall immediately cease.

                                 CONFIDENTIAL

18.  CONFIDENTIALITY

     18.1 The Parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement each will have contact with the other's information of substantial value which is not generally known in the trade and which gives each Party an advantage over its competitors who do not know or use such information, including, but not limited to sales and customer information and business and financial information, techniques, processes, inventions, and developments relating to the business, products, practices or techniques of the Parties (hereinafter referred to as "Confidential Information"). The Parties hereto shall at all times, regard and preserve as confidential such Confidential Information obtained by the other from whatever source, whether oral or written, and regardless of whether same is labeled "confidential," and will not, during the period of this Agreement or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the other Party, without the prior written consent of the other Party. Provided further it shall not be a breach of this Agreement if this Agreement is filed or its terms are disclosed as required in connection with a registration statement or report filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder, as applicable, provided that the Party making such filing or disclosures consults with the other Party prior to any such filing or disclosure.

     18.2 Each Party hereby agrees that all notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the other Party, or contain Confidential Information made by the other Party or that come into the possession of either such Party from or on behalf of the other Party by reason of this Agreement, shall remain the property of the other Party and shall promptly be surrendered to the other Party at the expiration or termination of this Agreement.

     18.3 The Parties agree they will not disclose to the other, or induce the other to use, any invention or confidential information belonging to any third Party, if such disclosure or use violates Intellectual Property Rights of, or confidentiality obligations between the Party disclosing or inducing, and such third Party.

     18.4 A Party's obligations under this Paragraph shall not apply to any particular portion of the Confidential Information when that Party can document that: (i) the portion was in the public domain at the time of communication thereof to the other; (ii) the portion was developed by employees or agents of each Party independently of and without reference to any Confidential Information or other information that the other Party has disclosed in confidence to any third Party; (iii) the portion was communicated to the Parties by a third Party free of any obligation of confidence; or (iv) disclosure of the portion is required by law, provided that the disclosing Party gives the other Party prompt notice of the request for disclosure, cooperates with the other Party in obtaining a protective order or other remedy, and discloses only that portion of the Confidential Information which it is legally compelled to disclose.


19.  PRIVACY OF CONSUMER DATA

                                 CONFIDENTIAL

     Privacy.  Each Party represents and warrants that it has effective privacy
     -------
     policies and procedures in place for the protection of consumers. Each Party further represents and warrants that it will comply with all applicable privacy laws. Further privacy considerations are discussed in Exhibit C.

20.  MUTUAL PERFORMANCE STANDARDS

     Both CarsDirect and Autoweb will provide an acceptable 24x7 technical support plan with minimum bandwidth, and performance standards to be mutually agreed upon.

21.  NOTICES

     Any notices to be given hereunder shall be given in writing via facsimile or by registered or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed at the addresses appearing below, but each Party may change its address by written notice to the other Party in accordance with this Paragraph. Notices shall be deemed effective as of actual receipt.

          To Autoweb.com:     Autoweb.com, Inc.
                              3270 Jay Street
                              Santa Clara, CA 95054
                              Attn: Dean A. DeBiase

          With a copy to:  General Counsel

          To CarsDirect.com:  CarsDirect.com, Inc.
                              10567 Jefferson Blvd.
                              Culver City, CA 90232
                              Attn: Robert N. Brisco

          With a copy to:  General Counsel

22.  NO WAIVER OF RIGHTS

     All waivers hereunder must be made in writing. Failure by either Party hereto at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. The waiver, delay or failure of either Party to exercise any right provided for herein or any remedy for any default or breach of this Agreement shall not be deemed a waiver of any other or subsequent right or remedy hereunder.

23.  REPRESENTATIONS AND WARRANTIES


     23.1 General.  Each Party represents and warrants to the other Party that:
          --------
          (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and shall not violate any agreement to which such Party is a Party or by which it is otherwise bound; (iii) when executed and delivered this Agreement is enforceable against such

                                 CONFIDENTIAL

          Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements, related to the subject matter hereof that are not expressly provided for in this Agreement.

     23.2 Intellectual Property Rights. Each Party further represents and
          ----------------------------
          warrants that to the best of its knowledge, it owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary and related to the operation of its respective Site(s). The operation of each Party's respective Site(s) as presently conducted or proposed to be conducted does not, to the Parties' knowledge, infringe or violate any material Intellectual Property Rights of any other person. Each Party represents that other than Trilogy Software, Inc., et al. v. CarsDirect.com, Inc., et.al. pending in the United States District Court for the Western District of Texas, it has not received any charge, complaint, claim, demand or notice alleging any such infringement or violation. To each Party's best knowledge, no other Person has any right to or interest in any inventions, improvement, discoveries or other confidential information used by such Party that relate to the operation of that Party's Site(s), except for licenses of technologies.

     23.3 Geographic Adjustments. Each Party shall notify the other Party of any
          -----------------------
          enforcement action, administrative order, inquiry or examination against it by any governmental authority relative to its services performed under this Agreement.

     23.4 Performance.  Each Party represents and warrants that the services it
          -----------
          may provide under this Agreement shall be performed in a professional manner and will conform in all material respects to the standards set forth in this Agreement.

     23.5 WARRANTY DISCLAIMERS. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE PARTIES' RESPECTIVE SITE(S), SERVICES, PAGES, AND THE CO-BRANDED PAGES ARE PROVIDED "AS IS" AND THE INFORMATION CONTAINED THEREIN IS NOT WARRANTED TO BE ERROR FREE. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM THE COURSE OF DEALING OR COURSE OF PERFORMANCE WITH RESPECT TO THE PARTIES SITE(S), SERVICES, PAGES AND THE CO-BRANDED PAGES.

     23.6 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF SERVICES, THE USE OR INABILITY TO USE ANY SERVICE, SITES, THE JUMP PAGES, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION HEREIN. EXCEPT AS PROVIDED HeREIN, (I) LIABILITY

                                 CONFIDENTIAL

          ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND EXCEPT WITH RESPECT TO SECTION EIGHTEEN HEREIN
          (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED ONE MILLION DOLLARS ($1,000,000).

24.  INDEMNIFICATION

     24.1 Indemnity.  Each Party shall defend, indemnify, save and hold harmless
          ---------
          the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third Party claims, demands, liabilities, costs of expenses, including reasonable attorneys' fees ("Liabilities"), resulting from
          (i) the indemnifying Party's material breach of any duty, representation, or warranty under this Agreement or (ii) the failure by either Party to possess or maintain any material approval, consent, license, permit, certificate or other right and permission now or hereafter required to provide its services to consumers under this Agreement .

     24.2 Claims.  If a Party entitled to indemnification hereunder (the
          -------
          "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third Party (each an "Action"); the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten
          (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action at the Indemnifying Party's expense. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

                                 CONFIDENTIAL

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

25.  ASSIGNMENT


     Neither Party shall assign or attempt to assign any of its rights or obligations hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld. Without such consent, any attempted assignment will be void.

26.  AMENDMENT AND MODIFICATION

     No amendment or modification of this Agreement shall be binding unless executed in writing by both Parties.

27.  SURVIVAL

     Any terms of this Agreement, which by their nature extend beyond its termination, shall remain in full force and effect until fulfilled and apply to permitted successors and assignees.

28.  CHANGE OF CONTROL OF AUTOWEB

     Autoweb shall deliver one-half of the CarsDirect Shares, as adjusted for forward and reverse stock splits to CarsDirect at no cost to CarsDirect if a Change of Control of Autoweb involving a CarsDirect Competitor occurs during the twelve-month period following the Effective Date. Further, in the event of such a Change of Control, neither CarsDirect nor Autoweb shall be bound by the exclusivity restrictions contained in Paragraph 1 of this Agreement. In the event of such a Change of Control of Autoweb, this Agreement will otherwise continue in full force and effect, including but not limited to the Parties' respective obligations to promote each other with similar prominence to other competitive offerings that may be added to each other's sites.

29.  SEVERABILITY

     If any paragraph, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision of any jurisdiction, such paragraph, sentence, word, clause or combination thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties hereto in each such jurisdiction and the Agreement as a whole shall be unaffected elsewhere.

30.  HEADINGS FOR CONVENIENCE

     Paragraph headings herein are for the convenience of the Parties only, and are not be given any substantive meaning in the interpretation of this Agreement.

31.  LAW TO GOVERN

     The validity, construction and enforceability of this Agreement shall be governed in all respects by the internal laws of the State of California and the United States of America. If either Party institutes any lawsuit to enforce its rights hereunder, the prevailing Party in any such suit, as determined by the court, shall be entitled to recover from the other its costs, including a reasonable attorney's fee and the costs of any prevailing appeals therefrom.

                                 CONFIDENTIAL

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

32.  DISPUTE RESOLUTION

     Any dispute, controversy, claim or disagreement between the parties hereto arising from, relating to or in connection herewith, or the relationships of the Parties, excluding any dispute, controversy, claim, disagreement or document related to the ownership or right to use any Intellectual Property Rights, but including questions regarding the interpretation, meaning or performance of this Agreement and including non-Intellectual Property Rights claims based on contract, tort, common law, equity statute, regulation, order or otherwise ("Dispute") shall be resolved in accord with Exhibit E.

33.  TRADEMARKS

     33.1 Trademark License. Each Party shall be entitled to use the trade
          -----------------
          names, trademarks and service marks of the other Party for which the other Party holds all rights necessary for use in connection with this Agreement (the "Marks"); provided that a Party:  (i) shall not
                                        ---------
          create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; or (ii) shall display symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

     33.2 Ownership of Trademarks.  Each Party acknowledges the ownership right
          -----------------------
          of the other Party in the Marks of such other Party and agrees that all use of the other Party's Marks shall inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that is utilization of the other Party's Marks shall not create in it, nor shall it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

     33.3 Quality Standards.  Each Party agrees that the nature and quality of
          -------------------
          its products and services supplied in connection with the other Party's Marks shall conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks.
          Each Party shall comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

     33.4 Infringement Proceedings.  Each Party agrees to promptly notify the
          -------------------------
          other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

34.  PROVISION OF PERSONNEL AND MATERIALS

     There are no third Party beneficiaries of this Agreement. Each Party shall be financially responsible for the personnel, equipment and materials needed to perform its obligations hereunder.

                                 CONFIDENTIAL

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

35.  PUBLICITY

     The Parties will jointly prepare and issue mutually agreed upon press releases concerning their relationship, the existence of this Agreement and the terms hereof. The press release(s) shall include but not be limited to the following points:

  . Autoweb will place a direct option on its site to allow consumers to visit CarsDirect to configure and purchase a vehicle. CarsDirect is the Direct infrastructure partner for Autoweb, jointly offering a direct sale option to Autoweb's consumers.

  . CarsDirect and Autos.com will place exclusive links on their sites to Autoweb.com
  . Visitors to the CarsDirect site will also have an option to link to Autoweb.com to list their used cars for sale.

  . Autoweb and CarsDirect agree to explore ways in which Autoweb could be a premier infrastructure partner for CarsDirect jointly building out Autos.com and marketing it into the automotive industry.

     Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released by a party to any medium except with the prior approval of the other party or as required by law.

36.  FORCE MAJEURE

     Except as otherwise provided herein, each Party shall be excused for any defaults or delays in the performance of its obligations hereunder if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties, or any other act clearly beyond the reasonable control of such Party. In such event, the affected Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such event continues; provided that such Party gives the other Party prompt notice of such force majeure event and of the anticipated delay, and the affected Party is diligent in attempting to remove or cure such cause and to mitigate the delay. Performance shall be excused only for the duration of the force majeure event.

37.  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

38.  SCOPE

     This Agreement is intended to apply only to the United States of America and shall not apply in or to any foreign jurisdictions or countries.

39.  WEBSITE CONTROL

     The Parties shall bear the risks and liabilities associated with errors and omissions arising from their respective websites.

                                 CONFIDENTIAL

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

40.  ENTIRE AGREEMENT

     This Agreement, including each Exhibit attached hereto, and the investment agreement referenced in Paragraphs 6 and 7, constitutes the complete and exclusive agreement between the Parties and supersedes all prior representations, understanding, and communications, oral and written, between the Parties relating to the subject matter thereof.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


CARSDIRECT.COM, INC.                           AUTOWEB.COM, INC.


By:     /s/ Robert N. Brisco                   By: /s/ Dean A. DeBiase
        -------------------------------           --------------------
        Robert N. Brisco                               Dean A. DeBiase
Title:  Chief Executive Officer                Title:  Chief Executive Officer
Date:   March 16, 2000                         Date:   March 16, 2000

                                 CONFIDENTIAL

                                   EXHIBIT A



                             SEE ATTACHED DOCUMENT

                                     [***]

                                 CONFIDENTIAL

                                   EXHIBIT B

                                  DEFINITIONS


The following definitions shall apply to this Agreement:

1. "Affiliate(s)" means any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another Person, or (c) is under common control or ownership with another Person. As used herein, "control" means the power to direct the management of affairs of a Person, and "ownership" means the direct or indirect beneficial ownership of more than 50% of the equity securities of a Person, or in the case of a Person that is not a corporation, more than 50% of the voting and/or equity interest.

2. "Automobile" means any new motor vehicle designed for use on public roadways, including but not limited to standard passenger cars, sport utility vehicles, vans and minivans and light trucks

3. "Automobile Purchase" means (i) a purchase or lease of an Automobile by an Automobile Purchaser; (ii) for which CarsDirect has received and reported as revenue the purchase or lease price therefrom. Provided further, an Automobile Purchase shall be deemed to be consummated upon delivery of an Automobile to the Automobile Purchaser who is purchasing or leasing such Automobile and the confirmation of such delivery (and acceptance thereof) by CarsDirect in accordance with its standard practices.

4. "Automobile Purchase Marketing Fees" means the "Price Per Car Sold" set forth on Exhibit A.

5. "Automobile Purchaser" means a D1 or D2 Lead that completes an Automobile Purchase with CarsDirect.

6. "Auto Response Email" shall mean the email sent by CarsDirect to D1 Leads (the content of which shall be determined by CarsDirect but branding of which will be mutually agreed by the Parties per Paragraph 3.1) that allows such D1 Leads to access the Co-Branded Site.

7. "Autos Site" means the web site owned by CarsDirect located at the URL http://www.autos.com.
     --------------------

8. "Autoweb Competitor" means any Person principally engaged in the Referral Business Model.

9. "Autoweb Configurator" means the data, tools and logic designed and produced by Autoweb and its division, Automotive Information Center, which allows a consumer to dynamically and correctly specify all options and packages for a specific vehicle (year, make, model, trim). Such tool may include pricing (MSRP, Invoice and other) associated with specific option and package selections.

10. "Autoweb Jump Page(s)" means the page(s) to be designed and produced by Autoweb and CarsDirect and hosted by Autoweb or CarsDirect to which Leads will link until Level 2 Phase Two and that shall also be linked to the CarsDirect Site.

11. "Autoweb Site" means the consumer automotive Internet site located at the URL http:// www.autoweb.com.
                 ---------------

                                 CONFIDENTIAL

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

12.  "CarsDirect Competitor" shall mean ***.

13. "CarsDirect Configurator" means the data, tools and logic designed and produced by CarsDirect which allows a consumer to dynamically and correctly specify all options and packages for a specific vehicle (year, make, model, trim). Such tool may include pricing (MSRP, Invoice and CarsDirect) associated with specific option and package selections.

14. "CarsDirect Jump Page(s)" means the page(s) to be designed and produced by CarsDirect and Autoweb and hosted by CarsDirect or Autoweb to which Referrals will link and that shall also be linked to the Autoweb Site.

15.  "CarsDirect Prohibited Transaction" means ***.

16. "CarsDirect Purchase Request" means (i) a request under the Direct Transaction Business Model to purchase a specified Automobile submitted at the Co-Branded Site by a Visitor to the Autoweb Site who arrives at the Co-branded Site via a link from the Autoweb Site; (ii) for which all mandatory fields have been completed, including but not limited to, name, address, phone number and valid e-mail address; (iii) for which CarsDirect has not received within the previous thirty (30) day period, a request for a similar Automobile from a person identified by the same name and/or e-mail address; and (iv) which is accompanied by the required Purchase Request deposit.

17. "CarsDirect Site" means the consumer automotive Internet buying service site located as www.carsdirect.com.
                     ------------------

18. "Change of Control" means the transfer of Control from the Person or Persons who hold such Control on the Effective Date.

19. "Control" means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of any entity, whether through ownership of voting securities, by contract or otherwise. For purposes of the preceding sentence, "ownership" means the direct or indirect beneficial ownership of more than 50% of the equity securities of a Person, or in the case of a Person that is not a corporation, more than 50% of the voting and/or equity interest.

20. "Co-Branded Site" means a version of the CarsDirect Site that is branded with CarsDirect and Autoweb logos and trademarks, and the Autoweb frame (which is currently in development) when technically feasible and commercially reasonable The Co-Branded Site shall consist either of a set of web pages that are separate and distinct from those that otherwise constitute the remainder of the CarsDirect Site or, at the election of CarsDirect, shall be a set of web pages that are dynamically created for presentation to visitors to the Co-Branded Site in a manner that is consistent with (I) this definition, and (II) the other provisions of this Agreement that describe the content of the web pages that are to constitute the Co-Branded Site.

21. "D1 Lead" means a Visitor to the Autoweb Site that (i) submits to Autoweb a Purchase Request, (ii) is referred to the Autoweb Jump Page and (iii) receives the Auto Response Email from CarsDirect; and (iv) is uniquely sold to CarsDirect.

22.  "D1 Lead Fee" shall have the meaning set forth on Exhibit A.

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23.  "D1 Lead Maximum" shall have the meaning set forth on Exhibit A

24. "D2 Lead" means a Visitor to the Autoweb Site that chooses the Direct Transaction Business Model and completes the Direct Flow as defined in Exhibit D.

25.  "D2 Lead Fee" shall have the meaning set forth on Exhibit A.

26.  "D2 Lead Minimum" shall have the meaning set forth on Exhibit A.

27. "Dark State(s)" means those U.S. States from where CarsDirect declines to accept D1 or D2 Leads, as per the Lead Criteria on Exhibit A.

28. "Direct Transaction" means the pursuit by a consumer of an Automobile Purchase by way of the Direct Transaction Business Model.

29. "Direct Transaction Business Model" means the method of doing business for an Automobile Purchase over the Internet in which a consumer configures a new Automobile, receives an up front selling price (as distinct from "MSRP" or "Invoice Price") for the configured vehicle and facilitates the transaction in some manner. In general, this includes models which are similar to those employed by ***.

30. "Direct Transaction Placement" shall mean the prominently displayed fixed placement pages on the Autoweb Site that shall offer Visitors to the Autoweb Site the ability to initiate a Direct Transaction. The Parties shall collaborate on the design, layout and posting of the Direct Transaction Placement.

31.  "Dispute" has the meaning given to it in Paragraph 31.

32.  "Excluded Party" means ***.

33. "Intellectual Property Rights" means any patents, inventions, invention disclosures, Marks (as defined hereinafter), material trade secrets, know-how, formulae and processes, software programs (except off-the-shelf commercial programs licensed from third Parties), proprietary data and databases, copyrights and all other similar items of intellectual property, whether registered or unregistered, including any rights created by use thereof. "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) in the United States or any foreign country.

34. "Launch" means activation of the Co-Branded Site, and the Direct Transaction Placement for purposes other than testing for availability to the general public.

35.  "Leads" means individually or collectively the D1 Leads and the D2 Leads.

36.  "Lead Criteria" means those parameters for Leads described on Exhibit A.

37. "Lead Fees" means individually or collectively the D1 Lead Fees and the D2 Lead Fees.

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38.  "Person" means any natural person, corporation, partnership, limited liability company or other entity.

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39.  "Purchase Request" means the process and information in which a consumer provides basic information on the features and attributes of the Automobile he desires, has the opportunity to research further information on the desired Automobile, and provides his personal information (including Automobile make, Automobile model, Automobile trim, Automobile exterior and exterior color, Automobile engine, Automobile options, name, address, email address, phone number, purchase method information, expected Automobile Purchase time, trade in status, and any other information generally collected by Autoweb from Visitors to the Autoweb Site who submit Purchase Requests) for a third party (such as a dealer, manufacturer or other) to contact the consumer to negotiate the consumer's Automobile Purchase. Purchase Requests are used only in the Referral Business Model.

40.  "Referral Business Model" and "Referral Business" means a company that is
     (i) the principal in and (ii) is principally engaged in the referral of Purchase Requests for new Automobiles to new car franchised Automobile dealers and Automobile manufacturers and provided that such Referral Business has a minimum of 400 Automobile dealers (with the dealerships and franchises of each "consolidator group", dealer group and mega-dealer counted together as one Automobile dealer); provided, however, the Persons or classes of Persons listed on Exhibit H shall not be deemed a Referral Business.

41. "Tracked Links" means a link from the CarsDirect Site or Autos.com to the Autoweb Site.

42.  "Undesirable Leads" has the meaning given to it in paragraph 2.1

43.  "Visitor" means a consumer who visits a website.

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